Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SUPPLY AND NON-EXCLUSIVE LICENSE AGREEMENT

This Supply and Non-Exclusive License Agreement (“Agreement”), made as of February 1, 2021 (the “Effective Date”), is by and between Regeneron Pharmaceuticals, Inc. (“Regeneron”), having a place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591-6707 and MAIA Biotechnology, Inc. operating through its wholly owned subsidiary, THIO Therapeutics, Inc. (“Sponsor”), having a place of business at 444 West Lake Street, Suite 1700, Chicago, IL 60606. Regeneron and Sponsor are each referred to herein individually as “Party” and collectively “Parties”.

RECITALS

WHEREAS, Sponsor is developing the Sponsor Product;

WHEREAS, Regeneron is developing the Regeneron Product;

WHEREAS, Sponsor desires to sponsor and perform one or more clinical trials for the treatment of patients with various types of cancer, in which the Sponsor Product and the Regeneron Product would be dosed in sequential combination, as more particularly described in the Protocol for such clinical trial; and

WHEREAS, Regeneron desires to supply the Regeneron Product for the performance of each such clinical trial, and Sponsor and Regeneron otherwise desire to cooperate in connection with the performance of each such trial, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

1.DEFINITIONS. For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified.

1.1.“Affiliate” means, with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or controls said Party, or is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” means (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity, or (ii) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.

1.2.“Agreement” means this agreement, as amended by the Parties from time to time, and as set forth in Section 18 below, together with all appendices attached or deemed attached hereto.

1.3.“Applicable Law” means applicable federal, state, local, national and supranational laws, statutes, rules and regulations of a Governmental Authority, including any rules, regulations, guidelines or other requirements of any Regulatory Authority, that may be in effect from time to time during the Term and applicable to a particular activity hereunder, including: export control and economic sanctions regulations which prohibit the shipment of United States origin products and technology to certain restricted countries, entities and individuals; all applicable data protection requirements such as those specified in the EU Data Protection Directive (if applicable) and the regulations issued under the United States Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); and laws and regulations governing payments to healthcare providers.

1.4.“Business Day” means any day other than a Saturday, Sunday, any public holiday or a day on which commercial banks are authorized or required by law to be closed in the country where the applicable obligations are to be performed.

1.5.“cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Products.

1.6.“Clinical Supply Quality Agreement” means a clinical supply quality agreement entered into by the Parties for a particular Study in accordance with Section 9.11.

1.7.“CMC” means, with respect to a Product, the information contained in (or that would be contained in) the chemistry, manufacturing and controls section of an IND or application for Regulatory Approval for such Product in the United States, or the equivalent section of corresponding regulatory filings made outside the United States. For the avoidance of doubt, the information described in the preceding sentence is CMC information regardless of what document it is contained in or the form in which it is disclosed.

1.8.“Combination” means the use or method of using the Sponsor Product and the Regeneron Product in concomitant or sequential administration.

1.9.“Combination Invention” means any Invention, the practice of which necessarily requires the presence or direct use of both the Sponsor Product or a Telomere Targeting Product, on the one hand, and the Regeneron Product or a PD-1 Antagonist, on the other hand.

1.10.“Combination Patent Applications” has the meaning set forth in Section 11.4.

1.11.“Combination Patents” has the meaning set forth in Section 11.4.

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1.12.“Confidential Information” means any confidential and proprietary information or Know-How furnished or otherwise made available to one Party by the other Party pursuant to this Agreement or generated in the performance of this Agreement, except to the extent that it can be established by the receiving Party that such information or Know-How: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party as demonstrated by competent business records; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was independently developed by the receiving Party without use of or access or reference to the disclosing Party’s Confidential Information, as demonstrated by competent business records.

1.13.“Control” and “Controlled by” means, with respect to any Patent, data or other intellectual property right, possession by a Party or its Affiliates (whether by ownership, license grant or other means) of the legal right to grant the right to access or use, or to grant a license or a sublicense to, such Patent, data or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement between such Party (or any of its Affiliates) and any Third Party.

1.14.“Delivery” has the meaning set forth in Section 9.3 with respect to delivery of the Regeneron Product, and Section 9.4 with respect to the Sponsor Product.

1.15.“Effective Date” has the meaning set forth in the preamble.

1.16.“EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.17.“Exclusions List” has the meaning set forth in the definition of Violation.

1.18.“FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.19.“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.20.“Force Majeure” has the meaning set forth in Article 17.

1.21. 1.21. “Forecast” has the meaning set forth in Section 9.2.

1.22.“GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Products.

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1.23.“Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any Person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international or multilateral organization such as the World Bank, United Nations or the World Health Organization; who, when such Government Official is acting in an official capacity, or in an official decision making role, has responsibility for performing regulatory inspections, government authorizations or licenses, or otherwise has the capacity to make decisions for or on behalf of a government or any department, agency, or instrument of a government with the potential to affect the activities of either of the Parties under this Agreement.

1.24.“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, supra-national, state, county, city or other political subdivision.

1.25.“HIPAA” has the meaning set forth in the definition of Applicable Law.

1.26.“Invention” means any development, modification, invention, derivative work or improvement, in each case whether or not patentable, including any Know How, and whether or not protectable as Intellectual Property, which is discovered, conceived, reduced to practice or developed or otherwise made by or on behalf of either Party or any of their Representatives in the performance of a Study Plan hereunder or otherwise generated in the performance of this Agreement.

1.27.“IND” means an application filed with a Regulatory Authority for authorization to commence clinical trials, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, (e.g., clinical trial application (CTA)), and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.28.“Intellectual Property” means any and all of the following rights whether protected, created or arising under Applicable Law in the United States or any other jurisdiction: ideas, inventions, conceptions, Know-How, data, compositions, results, databases, documentation, reports, materials, writings, and other information, including Patents, trade secrets, registered designs, design rights, copyrights (including rights in computer software and database rights), whether registered or not, and all legal means of establishing rights in and to and the aforesaid rights or property similar to any of the foregoing, in any part of the world, together with the rights to apply for the registration of any such right. For the avoidance of doubt, Intellectual Property for purposes of this Agreement expressly excludes all Trademark rights.

1.29.“IRB/EC” has the meaning set forth in Section 4.1.

1.30.“Joint Patent Application” has the meaning set forth in Section 11.6.

1.31.“Joint Patents” has the meaning set forth in Section 11.6.

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1.32.“Jointly Owned Invention” has the meaning set forth in Section 11.5.

1.33.“Know-How” means any proprietary information, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.

1.34.“Liability” has the meaning set forth in Section 15.2.1.

1.35.“Manufacture,” “Manufactured,” or “Manufacturing” means all stages of the manufacture of a Product, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable.

1.36.“Non-Conformance” means, with respect to any Product, such Product deviates from (a) the applicable specifications for such Product (including, in the case of the Regeneron Product, the Specifications) or (b) any Applicable Law, including cGMP or health, safety or environmental protections.

1.37.“Party” has the meaning set forth in the preamble.

1.38.“Patents” means patents, patent disclosures and applications (including all patents issuing thereon), statutory invention registrations, divisionals, continuations, continuations-in-part, substitute applications of the foregoing and any extensions, reissues, restorations and reexaminations thereof, and all patent rights provided by international treaties or conventions, whether created or arising under the laws of the United States or any other jurisdiction.

1.39.“PD-1 Antagonist” means any molecule that selectively binds to and interferes with or otherwise blocks signaling of the programmed cell death 1 receptor (PD-1) pathway, other than the Regeneron Product.

1.40.“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental entity.

1.41.“Pharmacovigilance Agreement” means a pharmacovigilance agreement entered into by the Parties for a particular Study with respect to the exchange of safety information related to the Regeneron Product (alone or in the Combination) as set forth in Section 4.5.

1.42.“Product” means the Sponsor Product or the Regeneron Product.

1.43.“Project Manager” has the meaning set forth in Section 2.5.

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1.44.“Protocol” means a written protocol created pursuant to Section 5.1 for a particular Study, that describes such Study and sets forth specific activities to be performed as part of such Study, as such protocol may be amended from time to time by the Parties.

1.45.“Protocol Synopsis” means a written summary of the procedural method and design of the applicable Study. A Protocol Synopsis for the initial Study is attached hereto as Appendix A.

1.46.“Regeneron” has the meaning set forth in the preamble.

1.47.“Regeneron Indemnitees” has the meaning set forth in Section 15.2.1.

1.48.“Regeneron Invention” means any Invention, the practice of which necessarily requires the presence or direct use of the Regeneron Product or a PD-1 Antagonist or which requires the practice of any Regeneron Intellectual Property, and which is not a Sponsor Invention or Combination Invention

1.49.“Regeneron Intellectual Property” means Intellectual Property Controlled by Regeneron as of the Effective Date or during the Term pertaining to the Regeneron Product or a PD-1 Antagonist, including all such Intellectual Property of Regeneron that is provided to Sponsor under this Agreement or that is reasonably necessary for the conduct of a Study in accordance with this Agreement.

1.50.“Regeneron Product” means LIBTAYO® (cemiplimab).

1.51.“Regulatory Approvals” means, with respect to a Product and a country, any and all permissions (other than the Manufacturing approvals) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation, use (including use in clinical trials), distribution, sale or marketing of such Product in such country, including any pricing or reimbursement approvals.

1.52.“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council or other entity (e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the development and commercialization of Products in the Territory.

1.53.“Representatives” means, with respect to a Party, its Affiliates or any employees, directors, contractors, agents or consultants of such Party or its Affiliates.

1.54.“Restricted Period” means,[***]

1.55.[***]

1.56.“SCC Dispute” has the meaning set forth in Section 2.4.

1.57.“Sponsor” has the meaning set forth in the preamble.

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1.58.“Sponsor Indemnitees” has the meaning set forth in Section 15.2.2.

1.59.“Sponsor Intellectual Property” means Intellectual Property Controlled by Sponsor as of the Effective Date or during the Term pertaining to Sponsor Product or Telomere Targeting Product, including all Intellectual Property of Sponsor that is provided to Regeneron under this Agreement or that is reasonably necessary for the conduct of a Study in accordance with this Agreement.

1.60.“Sponsor Intellectual Property Agreements” means any license or other agreement pursuant to which Sponsor Controls any Sponsor Intellectual Property and which is listed in Appendix C hereto.

1.61.“Sponsor Invention” means any Invention, the practice of which necessarily requires the presence or direct use of the Sponsor Product or a Telomere Targeting Product, or which requires the practice of any Sponsor Intellectual Property, and which is not a Regeneron Invention or Combination Invention.

1.62.“Sponsor Product” means, for a particular Study, the product set forth in the Study Plan for such Study.

1.63.“Specifications” means, with respect to Regeneron Product, the set of specifications for such Product as set forth in the applicable Clinical Supply Quality Agreement.

1.64.“Study” means each clinical trial to be conducted by Sponsor under this Agreement pursuant to an executed Study Plan involving the concomitant or sequenced administration of the Combination for the treatment of patients in the applicable Study Field, as more particularly described in the applicable Protocol.

1.65.“Study Completion” has the meaning set forth in Section 3.9.

1.66.“Study Coordination Committee” or “SCC” has the meaning set forth in Section 2.1.

1.67.“Study Data” means, with respect to a particular Study, all data (including raw data) and results (including Study Results) generated in the performance of the Study Plan for such Study and including results obtained from testing or analysis of biological samples as part of a Study pursuant to the Protocol, if applicable, and any relevant monotherapy data generated in the course of the Study pertaining to the Sponsor Product within the Study Field.

1.68.“Study Field” means, with respect to a particular Study, the specific type(s) of cancer identified in the Study Plan.

1.69.“Study Plan” means, with respect to a particular Study, the plan, as it may be amended from time to time upon mutual written agreement of the Parties, for the clinical evaluation of the Combination in such Study. The initial Study Plan for the first Study is attached hereto, as Appendix B.

1.70.“Study Results” has the meaning set forth in Section 3.9.

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1.71.[***]

1.72.“Term” has the meaning set forth in Section 7.1.

1.73.“Territory” means worldwide.

1.74.“Third Party” means any Person other than Sponsor, Regeneron or their respective Affiliates.

1.75.“Trademark” means any trademark, trade name, service mark, service name, brand, trade dress, logo, slogan, tag line or other indicia or origin of ownership, whether registered or unregistered, including the goodwill and goods and services associated therewith.

1.76.“Transfer” shall mean any sale, license, transfer, other disposal or the granting of any option to do any of the foregoing.

1.77.“Violation” means that a Party or any of its officers or directors or any other personnel (or other permitted agents of a Party performing activities hereunder) has been: (1) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (2) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or listed as having an active exclusion in the System for Award Management (http://www.sam.gov); (3) listed by any US Federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in Federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (1), (2) and (3) collectively the “Exclusions Lists”); or (4) otherwise ineligible under Applicable Law (including United States law or any foreign equivalent) or any government programs for the performance of the Study or any other activities under this Agreement.

2.STUDY COORDINATION.

2.1.Formation. As soon as practical after the Effective Date (but in all cases within thirty (30) days thereafter), the Parties shall form a study coordination committee (the “Study Coordination Committee” or “SCC”), made up of an equal number of representatives of Regeneron and Sponsor. SCC members will be agreed by both Parties, such agreement not to be unreasonably withheld or delayed.

2.2.Meetings. The SCC shall meet as soon as practicable after the Effective Date (with respect to the initial Study) or the effective date of each Study Plan (for each other Study) and then once each calendar quarter, or at such other frequency as is mutually determined by the Parties, until the Study Results for the applicable Study have been provided to Regeneron.

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2.3.Role. The SCC shall have the responsibility of coordinating and overseeing the conduct of each Study (and other related activities set forth in the applicable Study Plan, including regulatory activities) and shall enable the exchange of information between the Parties. In particular, the SCC is empowered to:

(i)serve as a forum for discussing Study activities;

(ii)review and approve the initial Study Plan for each Study and any amendments to the applicable Study Plan; for clarity, Regeneron’s approval shall only be required for decisions relating to the Combination or the Regeneron Product;

(iii)review and approve the applicable Protocol for each Study and any amendments thereto; for clarity, Regeneron’s approval shall only be required for decisions relating to the Combination or the Regeneron Product;

(iv)serve as a forum for discussing strategies to obtain Regulatory Approvals necessary to conduct the applicable Study and for coordinating all regulatory activities (including communications with Regulatory Authorities) for the applicable Study;

(v)serve as a forum for discussing strategies for any diagnostic product to be included in the applicable Study (including the selection of any Third Party to develop or provide any such diagnostic product for the applicable Study);

(vi)serve as a forum for discussing matters relating to supply and Manufacturing, including Forecasts, specifications, Delivery and Non-Conformances;

(vii)establish and oversee joint sub-teams agreed by the Parties to oversee particular projects or activities within the purview of the SCC; and

(viii)perform such other functions as are set forth herein, or as the Parties may mutually agree in writing.

2.4.Decision Making. The SCC will attempt to reach decisions by consensus, with the Sponsor representatives having collectively one vote and the Regeneron representatives having collectively one vote. If consensus is not achieved on any matter within thirty (30) days (“SCC Dispute”), the matter will be escalated to the Sponsor CEO and the Regeneron Senior Vice President, Global Clinical Development, provided however that (1) in the event that the matter relates solely to the Regeneron Product (including the dose and dosing regimen for the Regeneron Product) or any diagnostic for the Regeneron Product alone, Regeneron shall have final decision making authority and (2) in the event that the matter relates solely to the Sponsor Product (including the dose and dosing regimen for the Sponsor Product) or any diagnostic for the Sponsor Product alone, Sponsor shall have final decision making authority. If such SCC Dispute is not addressed by clause (1) or (2) of the previous sentence, the dispute shall be resolved as provided for in Article 23.

2.5.Project Manager. Each Party shall designate a project manager (the “Project Manager”) who shall be responsible for implementing and coordinating activities, and facilitating the exchange of information between the Parties, with respect to a given Study. The Project

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Managers shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information and shall serve as the primary point of contact for any issues arising under this Agreement. The Project Managers shall have the right to attend all SCC meetings and may bring to the attention of the SCC any matters or issues either of them reasonably believes should be discussed and shall have such other responsibilities as the Parties may mutually agree in writing. Prior to any meeting of the SCC, the Sponsor Project Manager shall provide an update in writing to the Regeneron Project Manager, which update shall contain information about overall Study progress, recruitment status, interim analysis (if results are available), final analysis and other information relevant to the conduct of the applicable Study and the applicable Study Data.

3.CONDUCT OF THE STUDY.

3.1.General; Study Plans. The Parties shall perform the initial Study in accordance with this Agreement, including the Study Plan for such Study, which is attached hereto. For each other Study that the Parties agree to perform under this Agreement, the Parties are to complete and execute a Study Plan, which, among other items, shall include the Protocol Synopsis or the Protocol for such Study and the obligations and activities to be performed by each Party in connection with such Study (including regulatory activities). Each Study Plan, once mutually agreed, shall be signed by an authorized representative of each Party and, once fully executed, shall be deemed incorporated into this Agreement by this reference. Sponsor shall act as the sponsor of each Study and shall hold each IND relating to each Study. Sponsor shall be solely responsible for designing each Study and for the Protocol therefor, provided that the SCC shall review and approve the Protocol pursuant to Section 2.3 and subject to each Party’s decision-making rights as set forth in Section 5.2.

3.2.Compliance. Subject to Section 5.2, Sponsor shall be responsible for operational execution and management of, and will use commercially reasonable efforts to conduct, each Study. Sponsor shall ensure with respect to itself and its Affiliates that each Study is performed in accordance with: this Agreement, the Protocol for such Study, and all Applicable Laws, including GCP. Sponsor shall ensure that it has a valid and enforceable agreement with each of its subcontractors performing activities under this Agreement that obligates such subcontractor to perform each Study in accordance with this Agreement, the Protocol for such Study, and all Applicable Laws, including GCP.

3.3.No Violation. Neither Party shall knowingly employ or subcontract with any Person that is in Violation. Each Party shall notify the other Party in writing immediately if any such Violation comes to its attention with respect to any Person performing activities under this Agreement, and shall, with respect to any such Person in Violation, promptly remove such Person from performing activities or acting in any function or capacity related to any Study or otherwise related to activities under this Agreement.

3.4.Records and Reports. Each Party shall maintain reports and all related documentation in good scientific manner and in compliance with Applicable Law in connection with each Study. Sponsor shall provide to Regeneron all Study information and documentation reasonably requested by Regeneron to enable Regeneron to (i) comply with any of its legal, regulatory and/or contractual obligations, or any request by any Regulatory Authority, related to

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the Regeneron Product or (ii) determine whether the applicable Study has been performed in accordance with this Agreement.

3.5.Consent. Sponsor shall ensure that all patient authorizations and consents required under HIPAA, the General Data Protection Regulation (Regulation (EU) 2016/679) (if applicable) or any other similar Applicable Law in connection with each Study are obtained, are valid and permit the sharing of Study Data with Regeneron.

3.6.Study Data Ownership and Copies. Study Data will be owned by the Party who owns the respective Product to which the Study Data specifically pertains. Where Study Data pertains to either the Combination or the use of the Combination in the Study Field, the Parties shall own such data and information jointly. [***]

3.7.Restrictions on Use. Except as expressly set forth in this Agreement, each Party shall be permitted to use Study Data for any and all purposes; provided that each Party shall maintain Study Data as confidential and shall not disclose Study Data to any Third Party except that:

3.7.1.[***]

3.7.2.[***]

3.7.3.[***]

3.7.4.[***]

3.7.5.[***]

3.7.6.[***]

3.7.7.[***]

3.7.8.[***]

Notwithstanding the foregoing, Sponsor will not, without Regeneron’s prior written consent, disclose to any Third Party or otherwise make available in any disclosure, any Study Data regarding the safety or efficacy of the Regeneron Product alone and Regeneron will not, without Sponsor’s consent, disclose to any Third Party (other than Sanofi) or otherwise make available in any disclosure any Study Data regarding the safety or efficacy of the Sponsor Product alone, in each case, to the extent such Study Data is not otherwise publicly available and unless otherwise required by Applicable Law.

3.8.Samples. Each Party shall have the right to use biological samples obtained from subjects in each Study (“Samples”) for the purposes set forth in the applicable Study Plan. [***]

3.9.Report. “Study Completion” for each Study shall occur upon final database lock of such Study with respect to the Study Field. Within four (4) months following Study Completion of a given Study in the Study Field, Sponsor shall provide Regeneron with a preliminary draft of

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the final clinical study report and the tables and listings for such Study (“Study Results”), in electronic form. If Regeneron undertakes to submit comments to the draft clinical study report they shall be provided within thirty (30) days following Regeneron’s receipt of the draft clinical study report. Sponsor shall consider in good faith any comments made by Regeneron to such report, and shall not include any statements pertaining to the Regeneron Product (or its use in the Combination) that have not been approved by Regeneron, provided that any objection by Regeneron shall be made in good faith. If Regeneron does not provide comments with respect to any such matter within the applicable period identified above, Regeneron’s approval shall be deemed to have been provided. Sponsor shall provide Regeneron with the final version of the clinical study report within a reasonable time following Sponsor’s receipt of Regeneron’s comments, but in no event later than the date that is three (3) months after such receipt (or, if Regeneron does not provide comments, after the expiration of the thirty (30) day period following Regeneron’s receipt of the draft clinical study report). If Regeneron does not provide comments with respect to any such matter within the applicable period identified above, Regeneron’s approval shall be deemed to have been provided.

3.10.License Grants.

3.10.1.Subject to the terms of this Agreement, with respect to each Study, Regeneron hereby grants to Sponsor a non-exclusive, worldwide, non-transferable, royalty-free, limited license under Regeneron Intellectual Property for the Term of this Agreement, solely to the extent necessary to discharge Sponsor’s obligations under this Agreement with respect to the conduct of its activities under the Study Plan for such Study.

3.10.2.Subject to the terms of this Agreement, with respect to each applicable Study, Sponsor hereby grants and agrees that it will grant to Regeneron a non-exclusive, worldwide, non-transferable, royalty-free, limited license under Sponsor Intellectual Property for the Term of this Agreement, solely to the extent necessary to discharge Regeneron’s obligations under this Agreement with respect to the conduct of its activities, if any, under the Study Plan for each such applicable Study.

3.11.Subcontractors; Study Sites, Investigators, and Agreement. Each Party may delegate its activities under a given Study Plan to its own Affiliates without the other Party’s consent. Each Party shall have the right to subcontract any portion of its obligations hereunder to Third Party subcontractors without the other Party’s consent. Each Party shall remain solely and fully liable for the performance of its Affiliates and subcontractors. Subject to the applicable Clinical Supply Quality Agreement, either Party may, without consulting the other Party, subcontract Manufacturing with regards to either the Sponsor Product or the Regeneron Product, as applicable, to be provided for such Study. Each Party shall ensure that each of its Affiliates and subcontractors performs its obligations pursuant to the terms of this Agreement, including the Appendices attached hereto. Each Party shall obtain and maintain copies of documents relating to the obligations performed by such Affiliates and use commercially reasonable efforts to obtain and have maintained documents relating to the obligations performed by such subcontractors and that are required to be provided to the other Party under this Agreement. The clinical trial agreements with such Affiliates and subcontractors shall require the Study sites to comply with all Applicable Laws and will contain confidentiality provisions no less stringent than those contained in this Agreement and intellectual property provisions that are sufficient to enable the assignment, as set

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forth in this Agreement (a) to Regeneron of all right, title and interest in and to all Regeneron Inventions, (b) to Sponsor of all right title and interest in and to all Sponsor Inventions and (c) to both Parties for an equal and undivided share in all right title and interest in and to all Combination Inventions. Sponsor shall ensure that each clinical research organization performing services for a Study acknowledges in writing to Regeneron that Regeneron is a third party beneficiary of the clinical research organization’s indemnification obligations under its agreement(s) with Sponsor. Sponsor shall ensure that all clinical trial agreements with Study sites do not conflict with the terms of this Agreement. Any exceptions to the requirements of this Section 3.11 shall be made on a case-by-case basis and shall be subject to Regeneron’s prior written consent which may be withheld in Regeneron’s sole discretion.

4.REGULATORY AND SAFETY.

4.1.Approvals. Sponsor shall ensure that all directions from any Regulatory Authority or institutional review board or ethics committee (“IRB/EC”) with jurisdiction over a Study are followed. Further, Sponsor shall ensure that all IRB/EC approvals, customs clearances, and Regulatory Approvals for each Study from any Regulatory Authority and/or IRB/EC with jurisdiction over such Study are obtained prior to initiating performance of such Study. Sponsor will be responsible for filing the IND for each Study.

4.2.Interactions with Regulatory Authorities. Regeneron shall have the right (but no obligation) to participate in any discussions between Sponsor and any Regulatory Authority regarding matters related specifically to the Regeneron Product in the Study, and, to the extent reasonably practicable, Sponsor shall provide sufficient advance notice (at least five (5) Business Days, unless a shorter response period is required by the applicable Regulatory Authority, in which case such notice shall be provided to Regeneron as soon as reasonably practicable) to Regeneron of any such discussions. If Sponsor receives any correspondence, comments or other inquiries from a Regulatory Authority that pertain to the Combination or the Regeneron Product, Sponsor shall promptly provide such correspondence, comments or inquiries to Regeneron at least five (5) Business Days before any response is due, unless a shorter response period is required by the applicable Regulatory Authority, in which case such correspondence, comments or inquiries shall be provided to Regeneron as soon as reasonably practicable. For all correspondence, comments or inquiries from a Regulatory Authority that pertain to the Combination, but not solely to the Regeneron Product, Regeneron may provide, and Sponsor will consider in good faith, Regeneron’s reasonable comments provided within such five (5) Business Day (or if applicable, shorter) period. If such correspondence, comments or other inquiries pertain solely to the Regeneron Product, Regeneron will promptly review and respond within five (5) Business Days (or such shorter period as may be required), and Sponsor will forward such response to the Regulatory Authority on Regeneron’s behalf. With respect to any correspondence, comments or other inquiries from a Regulatory Authority regarding a Study that pertain specifically to the Regeneron Product, Regeneron shall also be permitted to respond directly to such Regulatory Authority if Regeneron’s response includes proprietary subject matter regarding Regeneron’s Product that is not to be shared with the Sponsor. Subject to the conditions set forth in the foregoing sentence, if Regeneron elects to respond directly to such Regulatory Authority, Regeneron shall be responsible for providing its response within the deadline prescribed by such Regulatory Authority (if none, Regeneron shall nonetheless provide such response promptly).

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4.3.Right of Reference. [***]

4.4.Physician Payment Reporting. To the extent that Regeneron is required by Applicable Law to report payments made by Sponsor and its subcontractors to physicians or teaching hospitals, Sponsor shall provide on a timely basis, in consultation with Regeneron, all information necessary to comply with Applicable Law.

4.5.Adverse Event Reporting. Sponsor will be solely responsible for compliance with all Applicable Law pertaining to safety reporting for each Study and related activities. As soon as reasonably practical after the Effective Date, but, in any event, prior to the first dosing of the first patient with the Regeneron Product in the first Study, the Parties will agree upon and execute a Pharmacovigilance Agreement. For all other Studies, the Parties will execute a Pharmacovigilance Agreement as soon as reasonably practicable following the execution of the Study Plan for such Study, but, in any event, prior to the first dosing of the first patient with a Product in the applicable Study. Each Pharmacovigilance Agreement will establish appropriate processes and timelines for exchanging relevant safety data to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety monitoring of the Regeneron Product (alone or in the Combination) in the applicable Study, and shall include safety data exchange procedures governing the coordination, collection, reporting, and exchange of information concerning any adverse experiences, pregnancy reports, and any other safety information arising from or related to the use of the Regeneron Product (alone or in the Combination) in the applicable Study. Such procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, all local and international regulatory reporting obligations to Regulatory Authorities and the clinical investigators.

5.PROTOCOL AND RELATED DOCUMENTS.

5.1.Protocol. A Protocol Synopsis for the initial Study has been agreed to by the Parties as of the Effective Date and is attached hereto as Appendix A. Within sixty (60) days after the Effective Date, but, in any event, no later than sixty (60) days prior to any meeting with an ethics committee or Regulatory Authority, as applicable, to discuss the Protocol for the initial Study, the Parties shall agree upon a Protocol for such Study, with reference to the Protocol Synopsis attached hereto as Appendix A, subject to each Party’s decision-making rights as set forth in Section 5.2. For each other Study, the Sponsor shall prepare and provide to Regeneron a Protocol and, if mutually agreed to by the Parties pursuant to Section 2.3, such Protocol shall be included in the applicable Study Plan executed by the Parties. Any changes to the Protocol (whether or not material) shall require mutual written consent subject to each Party’s decision-making rights as set forth in Section 5.2.

5.2.Decision Making. Notwithstanding anything to the contrary in this Agreement, each Party, in its sole discretion, will determine the dose and dosing regimen for such Party’s Product and its use in the Combination and will have the final decision on all matters relating to such Party’s Product and its use in the Combination (including any changes to the Protocol that would require such Party to provide additional Product) and any information regarding such Party’s Product included in the Protocol. In addition, each Party will determine matters relating to any diagnostic to be used solely for its Product.

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5.3.Consent Form. Sponsor shall prepare the patient informed consent form for each Study (it being understood that the portion of the informed consent form relating to the Regeneron Product will be provided by Regeneron). Sponsor shall ensure that any such patient informed consent form complies with GCP requirements and Applicable Laws.

5.4.Financial Disclosure Information. Sponsor shall (a) track and collect financial disclosure information from all “clinical investigators” involved in each Study and (b) prepare and submit the certification and/or disclosure of the same in accordance with all Applicable Law, including, but not limited to, Part 54 of Title 21 of the United States Code of Federal Regulations (Financial Disclosure by Clinical Investigators) and related FDA Guidance Documents. Sponsor shall track and collect from all “clinical investigators” involved in each Study one (1) “combined” certification and/or disclosure form for both Regeneron and Sponsor. For purposes of this Section 5.4, the term “clinical investigators” shall have the meaning set forth in Part 54.2(d) of Title 21 of the United States Code of Federal Regulations.

6.CERTAIN COVENANTS.

6.1.Clinical Trials. [***] Notwithstanding the foregoing restrictions in this Section 6.1, neither Party shall be restricted from providing its Product for compassionate use purposes.

6.2.Notifications of Potential Transfers in the Study Field. n [***]

6.3.Other studies. Except as set forth in this Article 6, nothing in this Agreement shall (a) prohibit either Party from performing studies other than the Studies, including with its Product used individually or in combination with any other compound or product, in any therapeutic area, or (b) create an exclusive relationship between the Parties with respect to any Product.

6.4.No further obligations. Nothing in this Agreement obligates either Party to any further agreement or collaboration related to the products or studies in this Agreement.

7.TERM AND TERMINATION.

7.1.Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until completion of all of the obligations of the Parties hereunder for all Studies, or until terminated by either Party pursuant to this Article 7 (the “Term”). The Parties shall be entitled to enter into Study Plans during the period of time commencing on the Effective Date and expiring on the fifth (5th) anniversary of the Effective Date.

7.2.Unsafe Use of Regeneron Product. In the event that (a) Regeneron in good faith believes that the Regeneron Product is being used in a manner that represents an unjustified risk to the safety of patients in the Study Field, and Sponsor fails to incorporate changes into the Protocol requested in writing by Regeneron to address such issue, or (b) the Regeneron Product is not being used as described in the Protocol and Sponsor fails to cure such misuse (if capable of cure) within thirty (30) days after receipt of written notice thereof from Regeneron, Regeneron thereafter has the right to immediately terminate this Agreement (or any Study being performed under this Agreement) and the supply of the Regeneron Product upon written notice to Sponsor.

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7.3.Certain Additional Termination Rights. Either Party may terminate a Study Plan in the event that patient screening for the Study does not commence within twelve (12) months after (a) the Effective Date, with respect to the initial Study, or (b) the execution of the applicable Study Plan, with respect to each other Study. If either Party terminates a Study Plan under this Section 7.3, Sponsor shall reimburse Regeneron for Regeneron Product it received in connection with such Study Plan based on the actual out-of-pocket cost to Regeneron of such Regeneron Product.

7.4.Termination for Material Breach. Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach remains uncured thirty (30) days after receipt of written notice thereof from the non-breaching Party; provided that if such material breach cannot reasonably be cured within thirty (30) days, the breaching Party shall be given a reasonable period of time to cure such breach not to exceed one-hundred and twenty (120) days; provided further, that if such material breach is incapable of cure, then the notifying Party may terminate this Agreement effective after the expiration of such thirty (30)- day period. Notwithstanding the foregoing, if any such material breach relates solely to a particular Study and does not reasonably relate to or affect the breaching Party’s performance of (or ability to perform) any other Study, then the non-breaching Party shall only have the right under this Section 7.4. to terminate such Study to which the breach relates. If Regeneron terminates for material breach by Sponsor, then Sponsor shall reimburse Regeneron for Regeneron Product it received in connection with the terminated Study to which the breach relates based on the actual out-of-pocket cost to Regeneron of such Regeneron Product.

7.5.Pharmacovigilance Agreement. Either Party may terminate a particular Study under this Agreement immediately upon written notice to the other Party if (a) the Parties do not execute a Pharmacovigilance Agreement for such Study within the timeframe set forth in Section 4.5 or (b) the terminating Party determines in good faith that such Study represents an unjustified risk to the safety of patients in the applicable Study Field.

7.6.Mutual Termination for Regulatory Action; Other Reasons. Either Party may terminate a particular Study (in whole or in part on a country-by-country basis) immediately upon written notice to the other Party in the event that any Regulatory Authority takes any action, or raises any objection, that prohibits the terminating Party from supplying its Product for purposes of such Study. Additionally, either Party shall have the right to terminate a particular Study immediately upon written notice to the other Party in the event that it determines, in its sole discretion, to discontinue development of its Product within the Study Field for such Study, for medical, scientific or legal reasons.

7.7.Mutual Termination for Corruption. Either Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party, if such other Party fails to perform its obligations in accordance with Section 14.5. The non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 7.7. To the extent (and only to the extent) that the laws of the Territory provide for any such compensation to be paid to the non-terminating Party upon the termination of this Agreement, the non-terminating Party hereby expressly agrees (to the extent possible under the laws of the Territory) to waive or to repay to the Party terminating this Agreement any such compensation.

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7.8.Survival. The provisions of Sections 3.4 - 3.9, 4, 7.3 - 7.4, 10 - 16 and 20 shall survive the expiration or termination of this Agreement.

7.9.Effects of Termination.

7.9.1.No Prejudice. Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

7.9.2.Return of Regeneron Product. In the event that this Agreement or any Study is terminated, or in the event Sponsor remains in possession (including through any Affiliate or subcontractor) of Regeneron Product at the end of the Term, Sponsor shall, at Regeneron’s sole discretion, promptly either return or destroy all such unused Regeneron Product pursuant to Regeneron’s instructions subject to Section 7.9.4 below. If Regeneron requests that Sponsor destroy the unused Regeneron Product, as the case may be, Sponsor shall provide written certification of such destruction. In the event Sponsor terminates this Agreement pursuant to Section 7.4, all such return of unused Regeneron Product shall be at Regeneron’s sole cost and expense and in all other instances shall be at Sponsor’s sole cost and expense.

7.9.3.Confidential Information. Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information of the other Party (other than Study Data and Inventions in which such Party has an ownership interest) furnished to the receiving Party by the other Party, except that the receiving Party shall have the right to retain one copy for record keeping purposes and such retained copy shall be maintained in accordance with the non-disclosure and non-use restrictions set forth in Article 10.

7.9.4.Wind-Down. Upon receipt by either Party of a termination notice of this Agreement, subject to the terms of this Article 7, Sponsor shall submit a wind-down plan to Regeneron setting forth the tasks reasonably necessary or required in connection with the orderly termination of the Study and the proper plan for managing the patients enrolled in the Study, including any actions reasonably required to safely close out the Study or required by Applicable Laws. If patient safety considerations [***] require more time to safely close out the Study than the termination periods set forth herein, then the Parties agree that the Agreement shall be extended to the extent necessary to ensure patient safety[***].

8.COSTS OF STUDY PLAN.[***]

9.SUPPLY AND USE OF THE PRODUCTS.

9.1.Supply. Sponsor and Regeneron will each use commercially reasonable efforts to supply, or cause to be supplied, sufficient quantities of Sponsor Product and Regeneron Product, respectively, to satisfy the requirements of the Study Plan for each Study. Each Party shall also provide to the other Party a contact person for coordination of Product supply under this Agreement. Each Party shall supply its Product in accordance with the terms of this Agreement. Each Party shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of a Product as contemplated by this Agreement, and Sponsor and Regeneron shall cooperate to seek to promptly resolve such issue. Notwithstanding the foregoing, or anything to the contrary herein, in the event that either Party is not supplying its

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Product in accordance with the terms of this Agreement, or is not allocating its Product under procedures agreed to under Section 9.9, then the other Party shall have no obligation to supply its Product, or may allocate proportionally. This Agreement does not create any obligation on the part of Regeneron to provide the Regeneron Product for any activities other than as set forth in a Study Plan, nor does it create any obligation on the part of Sponsor to provide the Sponsor Product for any activities other than those set forth in a Study Plan. Both Parties acknowledge and agree that any Regeneron Product procured by Sponsor prior to the Effective Date, or during the Term but not provided to Sponsor by Regeneron, shall be used in accordance with this Agreement.

9.2.Forecast. For each Study, the Study Plan shall include a forecast of quantities and delivery dates for the requirements of the Regeneron Product to be supplied under this Agreement for such Study (each a “Forecast”). If there is any change in the quantity of Regeneron Product required for a Study, Sponsor shall promptly notify Regeneron of such change upon becoming aware of the same. Promptly following receipt of any requested change to any Forecast, Regeneron shall notify Sponsor of its ability to supply the requirements of the modified Forecast. The Parties shall discuss the changes to the Forecast and Regeneron’s ability to meet any such changes. In the event Regeneron notifies Sponsor that it is able to meet such requirements, then such modified Forecast shall be deemed accepted by Regeneron. If Regeneron notifies Sponsor that it is not able to meet such requirements, then Regeneron, at its option, may prepare and provide Sponsor with a time schedule for additional Manufacturing of the Regeneron Product to satisfy such requirements. Otherwise, the previous Forecast shall apply.

9.3.Delivery; Storage. Regeneron will deliver the Regeneron Product DAP (INCOTERMS 2010) to Sponsor’s, or its designee’s, location as specified by Sponsor and agreed to by Regeneron (“Delivery” with respect to such Regeneron Product). Risk of loss for the Regeneron Product shall transfer from Regeneron to Sponsor at Delivery. All costs associated with the subsequent transportation, warehousing and distribution of Regeneron Product, including all importation or customs taxes or duties, shall be borne by Sponsor. Sponsor will: (a) take delivery of the Regeneron Product supplied hereunder; (b) perform the acceptance procedures allocated to it under the Clinical Supply Quality Agreement; (c) subsequently label and pack (in accordance with Section 9.6), and promptly ship the Regeneron Product to the Study sites, in compliance with cGMP, GCP and other Applicable Law and the Clinical Supply Quality Agreement; and (d) provide, at the reasonable request of Regeneron, the following information: any applicable chain of custody forms, in transport temperature recorder(s), records and receipt verification documentation, such other transport or storage documentation as may be reasonably requested by Regeneron, and usage and inventory reconciliation documentation related to the Regeneron Product.

9.4.Sponsor Product. As between the Parties, Sponsor is solely responsible, at its own cost, for supplying (including all Manufacturing, acceptance and release testing) the Sponsor Product for each Study Plan, and the subsequent handling, storage, transportation, warehousing and distribution of the Sponsor Product supplied hereunder and shall use commercially reasonable efforts to perform such activities. Sponsor shall ensure that all such activities are conducted in compliance with cGMP, GCP and other Applicable Law and that the Sponsor Product meets Sponsor’s specifications. For purposes of this Agreement, the “Delivery” of a given quantity of the Sponsor Product shall be deemed to occur when such quantity is packaged for shipment to a Study site or other site as set forth herein.

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9.5.Representations and Warranties. Sponsor agrees to Manufacture and supply the Sponsor Product for purposes of the Study, as set forth in this Article 9, and Sponsor hereby represents and warrants to Regeneron that, at the time of Delivery of the Sponsor Product, such Sponsor Product shall have been Manufactured and supplied in compliance with all Applicable Law, including applicable cGMP and health, safety and environmental protections and that such Sponsor Product meets Sponsor’s specifications. Regeneron agrees to Manufacture and supply the Regeneron Product for purposes of the Study, as set forth in this Article 9, and Regeneron hereby represents and warrants to Sponsor that, at the time of Delivery of the Regeneron Product, such Regeneron Product shall have been Manufactured and supplied in compliance with: (a) the Specifications for the Regeneron Product; and (b) all Applicable Law, including applicable cGMP and health, safety and environmental protections. Without limiting the foregoing, each Party is responsible for obtaining all Regulatory Approvals (including facility licenses) that are required to Manufacture its Product in accordance with Applicable Law (provided that for clarity, Sponsor shall be responsible for obtaining Regulatory Approvals for each Study as set forth in Section 4.1). [***]

9.6.Labeling and Packaging. Regeneron shall provide the Regeneron Product to Sponsor in the form of unlabeled vials, and Sponsor shall be responsible for labeling, packaging and leafleting such Regeneron Product in accordance with the terms and conditions of the applicable Clinical Supply Quality Agreement and otherwise in accordance with all Applicable Law, including applicable cGMP, GCP, and health, safety and environmental protections. Sponsor shall be responsible for labeling, packaging and leafleting of the Sponsor Product in accordance with all Applicable Law, including applicable cGMP, GCP, and health, safety and environmental protections.

9.7.Use, Handling and Storage. Sponsor shall (a) use the Regeneron Product solely for purposes of performing the Study for which such Regeneron Product was provided; (b) not use the Regeneron Product in any manner that is inconsistent with this Agreement or for any commercial purpose; and (c) use, store, transport, handle and dispose of the Regeneron Product in compliance with Applicable Law and the applicable Clinical Supply Quality Agreement, as well as all instructions of Regeneron. Sponsor shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the Regeneron Product, and in particular shall not analyze the Regeneron Product by physical, chemical or biochemical means except as necessary to perform its obligations under the applicable Clinical Supply Quality Agreement.

9.8.Release. A certificate of analysis shall accompany each shipment of the Regeneron Product to Sponsor. Sponsor shall be responsible for any failure of the Regeneron Product to meet the Specifications to the extent caused by shipping, storage or handling conditions after Delivery to Sponsor hereunder. Sponsor shall, upon receipt of Regeneron Product and within the time defined in the applicable Clinical Supply Quality Agreement, perform the acceptance (including testing, if any) procedures allocated to it under such Clinical Supply Quality Agreement. Sponsor shall be solely responsible for taking all steps necessary to determine that Regeneron Product or Sponsor Product, as applicable, is suitable for release before making such Regeneron Product or Sponsor Product, as applicable, available for human use, consistent with the Clinical Supply Quality Agreement.

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9.9.Shortage; Allocation. In the event of a shortage of a Product such that a Party reasonably believes that it will not be able to fulfill its supply obligations hereunder with respect to its Product, such Party will provide prompt written notice to the other Party thereof (including the quantity of its Product that such Party reasonably determines it will be able to supply) and, upon request, the Parties will promptly discuss such situation (including how the quantities of Product that such Party is able to supply hereunder will be allocated within the applicable Study). In such event, the Party experiencing such shortage shall use its commercially reasonable efforts to remedy the situation giving rise to such shortage as soon as practicable and to take action to minimize the impact of the shortage on the applicable Study.

9.10.Records. Sponsor will keep complete and accurate written records pertaining to its use and disposition of Regeneron Product (including its storage, shipping (cold chain) and chain of custody activities) and, upon the request of Regeneron made with reasonable notice, will make such records open to review by Regeneron for the purpose of conducting investigations for the determination of Regeneron Product safety and/or efficacy and Sponsor’s compliance with this Agreement with respect to the Regeneron Product. Such requests for review by Regeneron shall not be made more than once per calendar year unless Regeneron has a reasonable basis for seeking more frequent review. Each Party shall maintain complete and accurate records pertaining to its Manufacture of its Product supplied hereunder, and, upon request of the other Party, will make such records open to review by such other Party for the purpose of confirming such Party’s compliance with this Agreement with respect to its Manufacturing obligations hereunder. Such requests for review by the other Party shall not be made more than once per calendar year unless such Party has a reasonable basis for seeking more frequent review.

9.11.Quality. The Parties (or their Affiliates) shall enter into a Clinical Supply Quality Agreement for each Study with respect to the quality assurance of the Regeneron Product supplied by Regeneron hereunder for such Study. The Parties will execute the Clinical Supply Quality Agreement for the initial Study as soon as reasonably practicable following the Effective Date, but in any event, prior to the initiation of the shipment of Regeneron Product for a Study. For all other Studies, the Parties will execute the Clinical Supply Quality Agreement as soon as reasonably practicable following the execution of the Study Plan for such Study, but in any event, prior to the initiation of the shipment of Regeneron Product for such Study. Quality matters related to the Manufacture of Regeneron Product for a particular Study shall be governed by the terms of the Clinical Supply Quality Agreement for such Study, in addition to the relevant quality terms of this Agreement, provided that if there is a conflict between the terms of the applicable Clinical Supply Quality Agreement and the terms of this Agreement with respect to a particular Study, the terms of the Clinical Supply Quality Agreement shall govern with respect to any technical or quality matters and otherwise the terms of this Agreement shall govern.

Each Party shall use commercially reasonable efforts to supply its Products for each Study with sufficient shelf-life remaining at time of Delivery for its anticipated use in the relevant Study. Each Party shall implement and perform operating procedures and controls for sampling, stability and other testing of its Product, and for validation, documentation and release of its Product and such other quality assurance and quality control procedures as are required by cGMPs and the applicable Clinical Supply Quality Agreement. Audit and inspection rights, recalls, rejection and non-conformances, in each case, with respect to the Regeneron Product and Sponsor Product, are governed by the terms of the applicable Clinical Supply Quality Agreement.

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9.12.Placebo. Sponsor shall be responsible for the Manufacture and supply of placebo, comparator products and diagnostic products, in each case, as applicable and to the extent set forth in the applicable Study Plan; provided that, except as otherwise set forth in a Study Plan, Regeneron shall be responsible for the Manufacture and supply of placebo and diagnostic products for the Regeneron Product. The provisions of this Article 9 applicable to the supply of Product shall also apply to any such placebo or comparator product.

9.13.Supporting Documentation. After release of Regeneron Product by Regeneron (as described in the applicable Clinical Supply Quality Agreement) and concurrent with shipment of Regeneron Product to Sponsor, Regeneron shall provide Sponsor with such certificates and documentation as are described in the applicable Clinical Supply Quality Agreement, which documentation will support release of such Regeneron Product for human use.

9.14.Non-Conformance Determination. In the event that Sponsor becomes aware that the Regeneron Product may have a Non-Conformance, Sponsor shall promptly notify Regeneron by[***]. The Parties shall investigate any Non-Conformance and any discrepancy between them shall be escalated to the head of quality of each Party (or such person’s designee) for resolution.

9.15.Replacement. In the event that any proposed or actual shipment of the Regeneron Product (or portion thereof) shall be agreed to have a Non-Conformance at the time of Delivery to Sponsor, then unless otherwise agreed to by the Parties, Regeneron shall replace such Regeneron Product as is found to have a Non-Conformance (with respect to the Regeneron Product that has not yet been administered in the course of performing the applicable Study). [***]

9.16.Non-Conformance of Sponsor Product. Sponsor shall be responsible for, and Regeneron shall have no obligations or liability with respect to, any amounts of Sponsor’s Product supplied hereunder that is found to have a Non-Conformance. Sponsor shall replace, using diligent efforts, any of Sponsor’s Product as is found to have a Non-Conformance (with respect to Sponsor Product that has not yet been administered in the course of performing the applicable Study). [***]

10.CONFIDENTIALITY.

10.1.Confidential Information. Sponsor and Regeneron agree to hold in confidence any Confidential Information provided or made available by the other Party, and neither Party shall use Confidential Information of the other Party except to fulfill such Party’s obligations or exercise such Party’s rights under this Agreement. Without limiting the foregoing, Regeneron may not use Confidential Information disclosed by or on behalf of Sponsor relating to the Sponsor Product other than for purposes of performance of a Study Plan or in exercising its rights as set forth in this Agreement. Sponsor may not use Confidential Information disclosed by or on behalf of Regeneron relating to the Regeneron Product other than for purposes of the performance of a Study Plan or in exercising its rights as set forth in this Agreement. Neither Party shall, without the prior written permission of the other Party, disclose any Confidential Information of the other Party to any Third Party except to the extent disclosure (a) is required by Applicable Law; (b) is pursuant to the terms of this Agreement; or (c) is reasonably necessary for the conduct of a Study Plan, and (d) provided that the disclosing Party shall otherwise provide reasonable advance notice to the other Party before making such disclosure and obtain prior approval therefor. For the avoidance of doubt, Sponsor may, without Regeneron’s consent, disclose Confidential Information to clinical trial sites

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and clinical trial investigators performing a Study, the data safety monitoring and advisory board relating to a Study, and Regulatory Authorities such as the FDA, EMA or other health authorities working with Sponsor on a Study, in each case to the extent necessary for the performance of the applicable Study and provided that such persons (other than governmental entities) are bound by an obligation of confidentiality at least as stringent as the obligations contained herein. [***]

10.2.Ownership of Certain Confidential Information. Study Data regarding the safety or efficacy of the Regeneron Product alone shall be the Confidential Information of Regeneron and Study Data regarding the safety or efficacy of the Sponsor Product alone shall be the Confidential Information of Sponsor. Study Data regarding the Combination (including the safety of the Combination and/or efficacy in any Study Field) shall be the Confidential Information of both Parties; provided that each Party shall have the right to use and disclose such other Study Data in accordance with Section 3.7. The existence of this Agreement and the terms and conditions hereof are deemed to constitute both Parties’ Confidential Information provided that each Party may disclose such terms and conditions to actual or potential investors, acquirors, licensees and collaborators on a need-to-know basis under the same confidentiality requirements set forth in this Section 10 that apply to each of the Parties under this Agreement. Inventions that constitute Confidential Information and are jointly owned by the Parties, shall constitute the Confidential Information of both Parties and each Party shall have the right to use such Confidential Information consistent with this Article 10 and Articles 11, 12 and 13. Inventions that constitute Confidential Information and are solely owned by one Party shall constitute the Confidential Information of that Party and each Party shall have the right to use such Confidential Information consistent with this Article 10 and Articles 11, 12 and 13.

10.3.Personally Identifiable Data. All Confidential Information containing personal identifiable data shall be handled in accordance with all applicable data protection and privacy laws, rules and regulations applicable to such Party.

11.INTELLECTUAL PROPERTY.

11.1.Sponsor Inventions. Sponsor shall own all right, title and interest in and to Sponsor Inventions and all Intellectual Property rights thereto are the exclusive property of Sponsor, and Regeneron agrees to assign and hereby does assign all right, title and interest in and to Sponsor Inventions and all Intellectual Property rights thereto to Sponsor. Pursuant to this Section 11.1, Sponsor shall have the right (but not the obligation) to file in its own name Patents claiming Sponsor Inventions and to maintain such Patents.

11.2.Regeneron Inventions. All right, title and interest in and to Regeneron Inventions and all Intellectual Property rights thereto are the exclusive property of Regeneron, and Sponsor agrees to assign and hereby does assign all right, title and interest in and to Regeneron Inventions and all Intellectual Property rights thereto to Regeneron. Pursuant to this Section 11.2, Regeneron shall have the right (but not the obligation) to file in its own name Patents claiming Regeneron Inventions and to maintain such Patents.

11.3.Combination Inventions. All right, title and interest in and to all Combination Inventions shall belong jointly to Sponsor and Regeneron. Sponsor and Regeneron shall each be entitled to use, practice, exploit, license and otherwise transfer their respective rights and interests

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in the Combination Inventions in accordance with the terms and conditions of this Agreement, and without accounting or financial payment to the other Party and without the consent of the other Party. For those countries where a specific license is required for a joint owner of a Combination Invention to practice such Combination Invention in such countries, each Party hereby grants and agrees to grant to the other Party a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up, transferable and, subject to Section 20, sublicensable (through multiple tiers) license, under the granting Party’s right, title and interest in and to all Combination Inventions to practice such Combination Inventions in such countries. For clarity, the preceding sentence does not give either Party the right to practice any Intellectual Property owned or controlled by the other Party (other than Intellectual Property in and to the applicable Combination Inventions).

11.4.Sponsor shall, at its cost, have the first right to file and prosecute in both Parties’ names any patent application claiming Combination Inventions (“Combination Patent Applications”) and to maintain granted Patents (“Combination Patents”). Sponsor shall keep Regeneron apprised of the preparation, filing, prosecution (including prosecution strategy) and maintenance of Combination Patent Applications and Combination Patents, including defense of any invalidity challenges thereto. Sponsor shall provide Regeneron with copies of all formal submissions or filings with, and all formal communications from, relevant patent agencies regarding Combination Patent Applications and Combination Patents, and Regeneron shall have the right to review and comment upon such submissions, filings and communications. Sponsor shall consider all such comments in good faith. In the event that Sponsor desires not to file or abandons any Combination Patent Application in any country, it shall provide reasonable prior written notice to Regeneron, and Regeneron shall have the right, but not the obligation, at its cost, to file or assume responsibility for the prosecution and maintenance of any such Combination Patent Application (and the resulting Combination Patent if applicable) in such country, in both Parties’ names.

11.5.If both Parties or both Parties’ Representatives are joint inventors on any Invention, that is not a Regeneron Invention, Combination Invention, nor Sponsor Invention, such Invention shall be jointly owned (“Jointly Owned Inventions”), and each Party shall own an equal, undivided interest in such Joint Invention. Ownership of Inventions that are neither Regeneron Inventions, Combination Inventions, Sponsor Inventions nor Jointly Owned Inventions shall be determined in accordance with United States Patent laws. Sponsor and Regeneron shall each be entitled to use, practice, exploit, license and otherwise transfer their respective rights and interest in the Jointly Owned Invention for any and all purposes without accounting or financial payment to the other Party and without the consent of the other Party. For those countries where a specific license is required for a joint owner of a Jointly Owned Invention to practice such Jointly Owned Invention in such countries, each Party hereby grants to the other Party a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, transferable and sublicensable (through multiple tiers) license, under the granting Party’s right, title and interest in and to all Jointly Owned Inventions to practice such Jointly Owned Inventions. For clarity, the preceding sentence does not give either Party the right to practice any Intellectual Property owned or controlled by the other Party (other than Intellectual Property in and to the applicable Jointly Owned Inventions).

11.6.Regeneron shall, at its cost, have the first right to file and prosecute a patent application in respect of any Jointly Owned Invention in each country (each, a “Joint Patent Application”) in both Parties’ names. In the event that Regeneron desires not to file or abandons

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any Joint Patent Application in any country, it shall provide reasonable prior written notice to Sponsor, and Sponsor shall have the right, but not the obligation, at its cost, to file or assume responsibility for the prosecution and maintenance of any such Joint Patent Application (and resulting Joint Patent) in such country, in both Parties’ names. In any event, the Parties shall reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of Joint Patent Applications and any patents issuing therefrom (“Joint Patents”), including defense of any invalidity challenges thereto. Such cooperation shall include the right of the Party that is not responsible for the prosecution of any Joint Patent Application having the right to review and comment upon all formal submissions or filings with, or all formal communications from, relevant patent agencies regarding such Joint Patent Application and the Joint Patents issuing therefrom.

11.7.Enforcement; Control. Each Party shall promptly provide the other Party with written notice reasonably detailing any known or alleged infringement or misappropriation by a Third Party of Combination Patents or Joint Patents, as well as any declaratory judgment or similar action alleging the invalidity, unenforceability or non-infringement of Combination Patents or Joint Patents. The Parties shall cooperate as whether and how to initiate legal action to enforce Combination Patents or Joint Patents, or to defend any declaratory judgment action relating thereto, against any Third Party that is manufacturing, developing, marketing, or seeking to market a product that is believed to infringe the Combination Patent. [***]

11.8.Patent Applications. [***]

12.REPRINTS; RIGHTS OF CROSS-REFERENCE. Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences and/or symposia relating to a Study Plan, which disclose the name of a Party, provided such use does not constitute an endorsement of any commercial product or service by the other Party.

13.PUBLICATIONS.

13.1.Publicity. Unless otherwise required by Applicable Law (including regulations under any stock exchange on which either Party or its Affiliates is listed), neither Party shall make any public announcement concerning this Agreement or any Study (including any postings to www.clinicaltrials.gov. under Section 13.2) or otherwise communicate with any news media without the prior written consent of the other Party. Without limiting the previous sentence, to the extent a Party desires to make such public announcement, such Party shall provide the other Party with a draft thereof at least seven (7) Business Days prior to the date on which such Party would like to make the public announcement, unless such ten day prior notice is not possible in order to comply with Applicable Laws (including regulations under any stock exchange on which either Party or its Affiliates is listed); further provided however, that, in such case such Party shall provide the other Party with as much advance notice as reasonably practicable.

13.2.Registration. Sponsor will register each Study with the Clinical Trials Registry located at www.clinicaltrials.gov as required by Applicable Law.

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13.3.Publications. Sponsor shall have the first right to publish Study Results subject to Section 13.4 and shall use commercially reasonable efforts to publish or present scientific papers regarding the Study Plan and Study Results in accordance with accepted scientific practice. Regeneron agrees not to publish Study Results for any Study prior to the timely publication of the Study Results from such Study by Sponsor.

13.4.Review. The Parties agree that prior to submission of any Study Data for publication or presentation or any other dissemination of any such results, including oral dissemination, the publishing Party shall invite the other to comment on the content of the material to be published or presented according to the following procedure:

(i)At least forty-five (45) days prior to submission for publication of any paper, letter or any other publication, or thirty (30) days prior to submission for presentation of any abstract, poster, talk or any other presentation, the publishing Party shall provide to the other Party the full details of the proposed publication or presentation in an electronic version (cd rom or email attachment). Upon written request from the other Party, the publishing Party agrees not to submit data for publication/presentation for an additional sixty (60) days in order to allow for actions to be taken to preserve rights for patent protection.

(ii)The publishing Party shall give reasonable consideration to any request by the other Party made within the periods mentioned in clause (i) of this Section 13.4 to modify the publication.

(iii)The publishing Party shall remove all Confidential Information of the other Party (but shall not remove jointly owned Study Data) before finalizing the publication.

13.5.Acknowledgement. Each Party agrees to identify the other Party and acknowledge its support in any press release and any other publication or presentation of the results of any Study.

14.REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.

14.1.Mutual Representations and Warranties. Each of Sponsor and Regeneron represents and warrants to the other that it has the full right and authority to enter into this Agreement.

14.2.Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Regeneron that: (a) Sponsor has the full right, power and authority to grant all of the rights and licenses granted to Regeneron under this Agreement; (b) it will not transfer to any Third Party except to subcontractors acting on behalf of Sponsor pursuant to this Agreement, or sell or make commercially available any Regeneron Product for any use; (c) it will not use Regeneron Product in any manner that is inconsistent with or in conflict with the rights granted herein without the prior written consent of Regeneron in each instance; (d) that all of its Representatives are, or will be prior to generating Study Results or Inventions, contractually obligated to assign all Study Results and Inventions to Sponsor; and (e) that copies of all relevant Sponsor Intellectual Property Agreements have been provided to Regeneron.

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14.3.Representations and Warranties of Regeneron. Regeneron hereby represents and warrants to Sponsor that Regeneron has the full right, power and authority to grant all of the rights and licenses granted to Sponsor under this Agreement and that all of its Representatives are, or will be prior to generating Study Results or Inventions, contractually obligated to assign Inventions to Regeneron.

14.4.No Guarantee of Results. Sponsor does not undertake that any Study shall lead to any particular result, nor is the success of any Study guaranteed. Neither Party accepts any responsibility for any use that the other Party may make of Study Data nor for advice or information given in connection therewith.

14.5.Anti-Corruption.

(i)In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Sponsor and Regeneron and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent in all material respects with all Applicable Law, including the U.S. Foreign Corrupt Practices Act, good business ethics, and such Party’s ethics and other corporate policies.

(ii)Each Party represents and warrants that it and its Representatives have not, and covenants that it and its Representatives will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of (a) influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, (b) improperly assisting it in obtaining or retaining business for it or the other Party or (c) public or commercial bribery.

(iii)Neither Party shall contact or otherwise knowingly meet with any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

14.6.Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, REGENERON MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE REGENERON PRODUCT, AND SPONSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SPONSOR PRODUCT.

15.INSURANCE; INDEMNIFICATION; LIMITATION OF LIABILITY.

15.1.Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Without limiting the foregoing, Sponsor shall procure insurance for the performance of each Study

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and shall add Regeneron as an additional insured under each such policy with respect to the applicable Study. Upon request, a Party shall provide evidence of such insurance.

15.2.Indemnification.

15.2.1.By Sponsor. Sponsor agrees to defend, indemnify and hold harmless Regeneron, its Affiliates, and its and their employees, directors, subcontractors and agents (“Regeneron Indemnitees”) from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) (“Liability”) incurred in connection with any claim, proceeding, or investigation by a Third Party to the extent that it arises or results from (a) the negligence or intentional misconduct of Sponsor or any Sponsor Indemnitee conducting activities on behalf of Sponsor under this Agreement; (b) any breach by Sponsor of any provision of this Agreement; [***].

15.2.2.By Regeneron. Regeneron agrees to defend, indemnify and hold harmless Sponsor, its Affiliates, and its and their employees, directors, subcontractors and agents (“Sponsor Indemnitees”) from and against any Liability incurred in connection with any claim, proceeding, or investigation by a Third Party to the extent that it arises or results from (a) the negligence or intentional misconduct of Regeneron or any Regeneron Indemnitee conducting activities on behalf of Sponsor under this Agreement; (b) any breach by Regeneron of any provision of this Agreement; or [***]

15.2.3.Study Subject Injuries. [***]

15.2.4.Notice of Claim. The obligations of Regeneron and Sponsor under this Section 15.2 are conditioned upon the delivery of written notice to Regeneron or Sponsor, as the case might be, of any potential Liability, as the case may be, within a reasonable time after the indemnified Party becomes aware of such potential Liability. The indemnifying Party will have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing. The indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. The indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the indemnified Party, which shall not be unreasonably withheld. It shall be reasonable for the indemnifying Party to withhold consent if the settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the indemnified Party from all Liability with respect thereto or if it imposes any Liability or obligation on the indemnified Party without the prior written consent of the indemnified Party.

15.2.5.Study Subjects. [***]

15.3.LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO THE OBLIGATIONS OF EACH PARTY UNDER SECTION 10.1, IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR

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OTHERWISE, ARISING OUT OF (x) THE MANUFACTURE OR USE OF ANY PRODUCT SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

16.USE OF NAME. Except as otherwise provided herein, neither Party shall mention or otherwise use the name, logo, or trademark of the other party or any of its Affiliates (or any abbreviation or adaptation thereof) in any marketing publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance, consent of which may be held at the relevant Party’s absolute discretion. The restrictions imposed by this Section shall not prohibit either Party from making any disclosure identifying the other Party that is required by applicable law. Subject to Sections 13.1 and 13.4, Sponsor may identify itself as an entity that was provided Regeneron Product for a Study.

17.FORCE MAJEURE. If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, governmental laws, floods, earthquakes, hurricanes, acts of God, or pandemic-related lock down in relevant regions), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform.

18.ENTIRE AGREEMENT; MODIFICATION. The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement, together with each Study Plan, Clinical Supply Quality Agreement and each Pharmacovigilance Agreement, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

19.ASSIGNMENT AND PERFORMANCE BY AFFILIATES. Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the other Party’s consent to one or more of its Affiliates or to a Third Party that merges with, consolidates with or acquires all or substantially all of the business or assets or voting control of the assigning Party, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement and the applicable Party shall remain responsible for and liable for all acts and omissions of such Party’s Affiliate.

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20.THIRD PARTY RIGHTS. The Parties acknowledge that the counterparties to the Sponsor Intellectual Property Agreements shall be third party beneficiaries of this Agreement solely with respect to Sections 3.10.2, 11.1, 11.3, 11.7 and 11.8 of this Agreement, and solely to the extent that such Sections pertain to Sponsor Intellectual Property licensed under such Sponsor Intellectual Property Agreements.

21.INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

22.NO ADDITIONAL OBLIGATIONS. Sponsor and Regeneron have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Studies. Neither Party is under any obligation to enter into another type of agreement at this time or in the future.

23.DISPUTE RESOLUTION AND JURISDICTION.

23.1.The Parties shall attempt in good faith to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof, shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to its choice of law principles. The Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.

23.2.Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction (without posting bond or other security) in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.

24.NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile or, solely with respect to notices to be delivered to Sponsor, via email (and promptly confirmed by personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows:

If to Sponsor, to:

[***]

If to Regeneron, to:

[***]

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25.RELATIONSHIP OF THE PARTIES. The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

26.COUNTERPARTS AND DUE EXECUTION. This Agreement and any amendment may be executed in two (2) or more counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, facsimile signatures, electronic signatures and signatures transmitted via PDF shall be treated as original signatures.

27.CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Regeneron Pharmaceuticals, Inc.MAIA BIOTECHNOLOGY, Inc.

By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Approved as to legal form per Regeneron Policy #950

[Signature Page to Supply and Non-Exclusive License Agreement]

APPENDIX A

PROTOCOL SYNOPSIS

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APPENDIX B

Initial Study Plan for the THIO-101 Drug Supply Agreement

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B-1

APPENDIX C

SPONSOR INTELLECTUAL PROPERTY AGREEMENTS

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C-1

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